UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2010

CKX, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17436	27-0118168
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-838-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Chief Financial Officer

On March 12, 2010, CKX, Inc. (the "Company") entered into a new employment agreement with Howard Tytel, the Company’s Senior Executive Vice President and Director of Legal and Governmental Affairs, and on March 10, 2010, the Company entered into a new employment agreement with Thomas P. Benson, the Company’s Executive Vice President and Chief Financial Officer. Messrs. Tytel’s and Mr. Benson’s previous employment agreements with the Company expired by their terms on February 7, 2010.

Mr. Tytel’s new employment agreement provides for an initial annual base salary of $850,000, and Mr. Benson’s new employment agreement provides for an initial annual base salary of $700,000. The amount of the base salary for each executive will be reviewed annually by the Company’s board of directors and may be increased at the discretion of the board, but not decreased.

Each of Messrs. Tytel and Benson is eligible to receive during his continued satisfactory performance of his new employment agreement an annual cash bonus to be determined in the discretion of the compensation committee of the Company’s board of directors, provided that Mr. Tytel’s minimum annual target cash bonus will be at least $450,000 and Mr. Benson’s minimum annual target cash bonus will be at least $350,000. In addition, both individuals are eligible to receive an annual grant of restricted stock, stock options or other equity awards as determined by the compensation committee.

The employment agreements each extend for a term of three years beginning as of February 1, 2010, and include a non-competition agreement between the executive and the Company which is operative during the term.

Each of the employment agreements provides that in the event the executive’s employment is terminated without "cause," as specified in his agreement, other than in connection with a change in control of the Company, the executive will be entitled to receive his base salary through the date of termination and a lump sum payment equal to two years of his base salary in effect at the time of termination. After February 1, 2011, the lump sum payment will be reduced by 1/24th for each full month that the executive has been employed by the Company pursuant to his new employment agreement, provided that the payment will not be reduced below the amount of the executive’s annual base salary in effect at the time of termination.

Under the terms of each of the new employment agreements, if within 12 months following a change in control of the Company, the executive’s employment is terminated without "cause," he will be entitled to his base salary through the date of termination and a lump sum amount equal to the greater of the payment described above with respect to a termination without "cause" or one year of his base salary in effect at the time of termination plus the amount of the annual target cash bonus specified for the year in which such termination occurs.

Pursuant to the new employment agreements, if the executive suffers a disability that continues for a period in excess of six continuous months, he shall be entitled to his full salary for the first six months of his disability and, thereafter, he would be entitled to an accelerated payment equal to 75% of his salary for the remainder of the term of his employment agreement. In addition, in the event of the executive’s death during the term, the employment agreements provide for accelerated vesting of any stock options, restricted stock or other equity based instruments previously granted to the executive.
The employment agreements were approved by the compensation committee of the Company’s board of directors in recognition of the need to provide certainty to both the Company and each executive with respect to his continued and active participation in the growth of the Company.

The foregoing summary of Messrs. Tytel’s and Benson’s employment agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Departure of Chief Operating Officer and Entry into Consulting Agreement

On February 7, 2010, Mitchell J. Slater vacated the position of Chief Operating Officer of the Company upon the expiration of the term of his employment agreement with the Company. In notifying the Company of his intention to step down as Chief Operating Officer, Mr. Slater cited his desire to pursue outside business interests.

On March 10, 2010, Mr. Slater and the Company executed an agreement pursuant to which Mr. Slater will provide consulting services to the Company. The consulting agreement has a term of three years and commenced as of February 8, 2010. Under the terms of the agreement, Mr. Slater will receive an annual consulting fee of $350,000 paid in monthly installments. In the event the Company terminates the consulting agreement without "good reason," as specified in the agreement, or Mr. Slater terminates the agreement due to a breach by the Company, Mr. Slater will be entitled to receive a lump sum cash payment equal to the amount of the consulting fee due from the date of termination through the end of the term of the agreement.

The foregoing summary of the consulting agreement with Mr. Slater does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the consulting agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Employment Agreement, dated as of February 1, 2010, between CKX, Inc. and Howard J. Tytel.

10.2 Employment Agreement, dated as of February 1, 2010, between CKX, Inc. and Thomas P. Benson.

10.3 Consulting Agreement, dated as of February 8, 2010, between CKX, Inc. and Mitchell J. Slater.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX, Inc.

March 15, 2010	By:	/s/ Jason K. Horowitz

Name: Jason K. Horowitz
Title: Senior Vice President

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of February 1, 2010, between CKX, Inc. and Howard J. Tytel
10.2	Employment Agreement, dated as of February 1, 2010, between CKX, Inc. and Thomas P. Benson
10.3	Consulting Agreement, dated as of February 8, 2010, between CKX, Inc. and Mitchell J. Slater